Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements of Capital One Financial Corporation:

Registration Statement Number	Form	Description

33-86986	Form S-8	1994 Stock Incentive Plan

33-91790	Form S-8	1995 Non-Employee Directors Stock Incentive Plan

33-97032	Form S-8	Amendment to 1994 Stock Incentive Plan

33-99748	Form S-3	Dividend Reinvestment and Stock Purchase Plan

333-42853	Form S-8	1994 Stock Incentive Plan

333-45453	Form S-8	1998 Associate Savings Plan

333-51637	Form S-8	1994 Stock Incentive Plan

333-57317	Form S-8	1994 Stock Incentive Plan 1998 Special Option Program

333-51639	Form S-8	1994 Stock Incentive Plan – Tier 5 Special Option Program

333-70305	Form S-8	1994 Stock Incentive Plan – Supplemental Special Option Program

333-78067	Form S-8	1994 Stock Incentive Plan

333-78383	Form S-8	1994 Stock Incentive Plan 1999 Performance-Based Option Program and Supplemental Special Option Program

333-78609	Form S-8	1999 Stock Incentive Plan

333-78635	Form S-8	1999 Non-Employee Directors Stock Incentive Plan

333-84693	Form S-8	1994 Stock Incentive Plan – Supplemental Option Program

333-91327	Form S-8	1994 Stock Incentive Plan

333-92345	Form S-8	1994 Stock Incentive Plan

333-43288	Form S-8	1994 Stock Incentive Plan

333-58628	Form S-8	1994 Stock Incentive Plan

Registration Statement Number	Form	Description

333-72788	Form S-8	2001 Performance-Based Option Program

333-72822	Form S-8	1994 Stock Incentive Plan

333-72820	Form S-8	1999 Non-Employee Stock Incentive Plan

333-76726	Form S-8	1994 Stock Incentive Plan

333-72820	Form S-8	1999 Non-Employee Directors Stock Incentive Plan

333-97127	Form S-8	2002 Associate Savings Plan

333-97125	Form S-3	2002 Dividend Reinvestment Stock Purchase Plan

333-97123	Form S-8	2002 Non-Executive Officer Stock Incentive Plan

333-100488	Form S-8	2002 Associate Stock Purchase Plan

333-117920	Form S-8	2004 Stock Incentive Plan

333-124428	Form S-8	Acquisition of Hibernia Corporation

333-136281	Form S-8	2004 Stock Incentive Plan

333-133665	Form S-8	Acquisition of North Fork Bancorporation

333-151325	Form S-8	Amended and Restated Associate Stock Purchase Plan

333-158664	Form S-8	Second Amended and Restated 2004 Stock Incentive Plan

333-159085	Form S-3	Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Purchase Contracts, Warrants, Units, Trust Preferred Securities, Junior Subordinated Debt Securities, Guarantees

and in the related Prospectuses, where applicable, of our report dated March 16, 2011, with respect to the consolidated financial statements of ING Bank, fsb included in this Current Report on Form 8-K of Capital One Financial Corporation.

/s/ Ernst & Young LLP

New York, New York

July 13, 2011